EXHIBIT 10.1


                                OPTION AGREEMENT


THIS AGREEMENT effective on the 27th day of February 2008.

Between:
                            Kingsley Resources, Inc.
                              1936 Alcoba Ridge Dr.
                             Las Vegas, Nevada 89135
                                                        (hereinafter "Kingsley")

And:
                            Mainland Resources, Inc.
                                202 Carson Street
                         Carson City, Nevada 89701-4069
                                                        (hereinafter "Mainland')


WHEREAS:

A. Mainland is a Nevada Corporation, which has its shares traded on the National Association of Securities Dealers (NASD) Over-The-Counter Bulletin Board (OTC-BB) under the trade symbol MNLU.OB.

B. Kingsley is a Nevada Corporation which entered into an agreement with Permian to purchase the sub-surface rights provided for by certain leasehold estates more particularly identified and described in an Agreement dated December 11, 2007 (the "December 11, 2007 Purchase Agreement") and the schedule of leaseholds attached as Exhibit "A" thereto (hereinafter called the "Leases").

C. A further modification of the December 11, 2007 Purchase Agreement was entered into between Permian and Kingsley on February 1, 2008 (the "February 1, 2008 Purchase Agreement") which again provided for Permian as "Assignor" granting Kinsley as the "Assignee" the right to purchase the Leases described in the same Exhibit "A" which was attached to the December 11, 2007 Purchase Agreement.

D. Under the combination of the December 11, 2007 Purchase Agreement and the February 1, 2008 Purchase Agreement (hereinafter in combination called the "Leasehold Purchase Agreement") Kingsley has acquired and assignment of all rights to the Leases subject only to those terms and conditions provided for in the Leasehold Purchase Agreement.

E Mainland wishes to acquire all right, title and interest Kingsley has as in and to the Leases as Assignee under the Leasehold Purchase Agreement by way of an option (the "Option"), pursuant to which Mainland shall acquire all such all right, title and interest that Kingsley has in and to the Leases upon the terms and conditions of the Leasehold Purchase Agreement (hereinafter the "Option Agreement").

F. Kingsley wishes to grant Mainland an Option to all right, title and interest it has as in and to the Leases as Assignee under the Leasehold Purchase Agreement in consideration of the terms and conditions of this Option Agreement.


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G    The  terms  and  provisions  of the  Leasehold  Purchase  Agreement  do not prohibit assignment thereof and Permian wishes to encourage and facilitate the assignment of all right, title and interest Kingsley has in and to the Leases as Assignee under the Leasehold Purchase Agreement by way of this Option Agreement upon Mainland assuming all rights, duties and obligations of Kingsley under the Leasehold Purchase Agreement, in addition to any further and other rights duties and obligations Mainland agrees to with Kingsley under this Option Agreement.

H. This Option Agreement concerns the Leases which are the subject matter of the Leasehold Purchase Agreement and as such the December 11, 2007 Purchase Agreement and the February 1, 2008 Purchase Agreement are attached hereto as Schedules "I" and "II", respectively.

NOW THEREFORE for good and valuable consideration in the form of the mutual promises, covenants and agreements by and between the parties hereto (the "Parties") and other good and sufficient consideration, all of which is hereby mutually acknowledged by the Parties, the following is hereby agreed to:

1. Kingsley hereby grants Mainland the Option to acquire all right, title and interest that Kingsley has under the Leasehold Purchase Agreement as provided for under Schedules "I" and "II" hereto, subject to Mainland assuming and discharging all rights, duties and obligations of Kingsley under the Leasehold Purchase Agreement, together with the following further consideration:

     1.1 Upon Mainland paying one hundred thousand (US$100,000) dollars to Kingsley.

     1.2 Mainland agrees to do all things reasonably necessary to reassign or quit claim the Leases to Kingsley if at any time after exercising the Option to acquire the assignments of the Leases under this Option Agreement Mainland elects not to proceed with the Leasehold Purchase Agreement. Provided however, Mainland is only obligated to reassign or quit claim the Leases to Kingsley, where Kingsley tenders the one hundred thousand (US$100,000) dollars Mainland originally paid to Kingsley hereunder or such other consideration as Kingsley and Mainland agree upon at that time.

2. Mainland will accept the granting of the Option to acquire all right, title and interest that Kingsley has under the Leasehold Purchase Agreement as provided for under Schedules "I" and "II" hereto, on the terms and conditions of this Option Agreement, subject to the following further conditions:

     2.1 The Leases are to be delivered by Kingsley to Mainland fully executed and in a form acceptable to Mainland's legal counsel on or before the time of completion of the Leasehold Purchase Agreement which is effective on March 15, 2008, according to Schedule "II"; and,

     2.2 The one hundred thousand (US$100,000) dollars payable by Mainland to Kingsley under 1.1 herein is payable as a reimbursement of the deposit for said amount paid by Kingsley under the Leasehold Purchase Agreement, and as such it is only payable at the date and time Mainland is obligated to pay the balance of funds due and payable as a "final payment" under paragraph #11 of the February 1, 2008 Purchase Agreement, which is March 15, 2008.

3. Kingsley jointly and severally covenant to and assure Mainland that each of them has the legal right, title and authority to assign, grant and convey good and marketable title to the Leases to Mainland as contemplated by this Option Agreement.

4. Mainland warrants to Kingsley, both jointly and severally, that it has the legal right and authority to take delivery and assume such right, title and interest as will be conveyed to it under this Option Agreement and to do all things necessary to complete the transfers of title to it as contemplated hereunder.


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5.   Mainland has the legal  authority pay and do all things  required under the
     Leasehold Purchase Agreement at the time and in the manner contemplated therein and to comply with all rights, duties and obligations of Kingsley as Assignee.

6. Each of the Parties mutually promises and assures the others that they will mutually cooperate and do all things reasonably necessary to achieve the objects of this Option Agreement, including executing and delivering such documents or providing such information as may be reasonably necessary to bring about the completion of this Option Agreement.

7. On or about March 15, 2008, at the time Mainland pays the amounts payable to Kingsley under this Option Agreement and to Permian as provided hereunder and pursuant to the Leasehold Purchase Agreement as required of Kinsley as contemplated pursuant to 2.2 herein, the right, title and interest of Permian and Kingsley in the Leases will be transferred and delivered into the name of Mainland, subject only to residual royalty payment and other rights reserved under the Leasehold Purchase Agreement and this Option Agreement by Permian and Kingsley.

8. Each Party will bear their own cost in complying with the terms and conditions of this Option Agreement and the Leasehold Purchase Agreement. Provided that where any Party requires this Agreement be incorporated into a more definitive and comprehensive agreement, that Party is obligated to pay the legal costs of drafting and the execution of a more formal Agreement.

9. This Option Agreement and the underlying Leasehold Purchase Agreement will not be assignable to third parties (which by definition would be any party which is not a Party to this Option Agreement) without the written consent of the other Parties; provided that such consent to assignment will not be unreasonably withheld.

10. This Agreement shall be governed by and construed in accordance with the laws of the jurisdiction where any action, arbitration or other proceeding hereunder is commenced and the venue for any such purposes will be the territorial jurisdiction in which such action is commenced. Each party hereby submits themselves to the jurisdiction of any court, arbitrator or tribunal of competent jurisdiction in either Texas or Nevada, as the case may be. Where a Party commences any proceeding pursuant to this Agreement in a jurisdiction other than Texas or Nevada, it is only valid and binding on the Parties if it is commenced with the mutual agreement of all of the Parties.

11. All notices regarding this Agreement will be in writing to the addresses of the Parties as they appear at the beginning of this Agreement or to their respective legal advisors whose addresses will be disclosed by the Parties to each other in writing. All notices may be given in written or electronic form and will be deemed delivered:

     11.1 Three days after posting by prepaid registered mail;

     11.2 On the date of receipt by fax simile transmission, proof of receipt is
          the  fax   confirmation   printout   received  as  the   sender's  fax
          transmission sheet;

     11.3 On the date of receipt of an email by the recipient;

     11.4 On the date of delivery by hand or courier.

12. Executed copies of this Option Agreement in counterparts and as facsimile transmissions will be governed by the following rules:


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     12.1 This  Option  Agreement  may be  executed  in  counterparts  and  each counterpart will be deemed in combination with the other to constitute duly executed counterparts forming a binding contract.

     12.2 The counterparts of this Option Agreement may be facsimile copies which are duly signed by a Party and a facsimile copy of the signed counterpart is sufficient to constitute a binding contract.

     12.3 Where a Party expressly insists that an originally executed copy of a Counterpart be delivered them the other Party's compliance with this requirement is in addition to, but in no way derogates from the valid, enforceable and binding effect of the contract immediately upon delivery of a duly signed counterpart of this Option Agreement by facsimile pursuant to Sub-sections 13.1 and 13.2 hereof.

13.  Time shall be of the essence in this Option Agreement.

14. Notwithstanding the December 11, 2007 Purchase Agreement and the February 1, 2008 Purchase Agreement, this Option Agreement supersedes all other agreements and arrangements among the Parties, whether written or verbal.

15. This Agreement can not be modified, amended or changed except by an instrument in writing signed by all the parties hereto.

16. This Option Agreement be deemed to be effective on the date set out at beginning hereof, upon it being fully executed by the Parties.

     IN WITNESS WHEREOF AND INTENDING TO BE LEAGALLY BOUND the Parties have executed this Agreement as of the day and year first above written, being the Effective Date.


SIGNED, SEAL AND DELIVEDED by the                                  )
Authorized Signatory for KINGSLEY RESOURCES,                       )
INC.,:                                                             )
                                                                   )
/s/ BYRON K. COULTHARD                                             )
______________________________________________                     )
Authorized Signatory                                               )
                                                                   ) C/S
Print Name: Byron K. Coulthard                                     )
           ___________________________________                     )
                                                                   )
Print Title: President & CEO                                       )
            __________________________________                     )
                                                                   )
1936 Alloba Ridge Dr.                                              )
Las Vegas, NV 89135                                                )
______________________________________________                     )
Address                                                            )


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SIGNED, SEAL AND DELIVEDED by the                                  )
Authorized Signatory for MAINLAND RESOURCES,                       )
INC.,:                                                             )
                                                                   )
/s/ RAHIM JIVRAJ                                                   )
______________________________________________                     )
Authorized Signatory                                               )
                                                                   ) C/S
Print Name: Rahim Jivraj                                           )
           ___________________________________                     )
                                                                   )
Print Title: President                                             )
            __________________________________                     )
                                                                   )
1404 - 1228 W. Hastings St.                                        )
Vancouver, BC 46E 45b                                              )
______________________________________________                     )
Address                                                            )



















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